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                                                                    EXHIBIT 99.2

                                  CERTIFICATION

         The undersigned, Thomas C. Shields, Senior Vice President and Chief Financial Officer of ANADIGICS, Inc. (the "Company") hereby certifies that the Annual Report of the Company on Form 10-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  March 3, 2003


                                                   /s/ Thomas C. Shields
                                                   -----------------------------
                                                   Thomas C. Shields
                                                   Senior Vice President
                                                   and Chief Financial Officer